Exhibit 99.(16)

NEW FS SPECIALTY LENDING FUND

POWER OF ATTORNEY

Each of the undersigned officers and trustees of New FS Specialty Lending Fund, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint Michael C. Forman and Stephen S. Sypherd as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with, or register any security issued by the Trust under, the Securities Act of 1933, as amended, with respect to the Trust’s Registration Statement on Form N-14 with respect to the proposed the proposed reorganization of FS Specialty Lending Fund with and into the Trust, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 22nd day of April, 2025.

/s/ Michael C. Forman
Michael C. Forman
Trustee and Chief Executive Officer

/s/ Edward T. Gallivan, Jr.
Edward T. Gallivan, Jr.
Chief Financial Officer

/s/ Sidney R. Brown
Sidney R. Brown
Trustee

/s/ Gregory P. Chandler
Gregory P. Chandler
Trustee

/s/ Richard I. Goldstein
Richard I. Goldstein
Trustee

/s/ Charles P. Pizzi
Charles P. Pizzi
Trustee

/s/ Pedro A. Ramos
Pedro A. Ramos
Trustee